Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use of our auditor’s report dated February 24, 2025 with respect to the consolidated financial statements of Lannister Mining Corp. as at September 30, 2024 and for the year ended September 30, 2024, included in the Amendment No. 12 to the Registration Statement on Form F-1 as filed with the United States Securities Exchange Commission.

We also consent to the reference to our firm under the heading “Experts” in the aforementioned Registration Statement.

/s/ MNP LLP

Chartered Professional Accountants

July 22, 2026

Vancouver, Canada

MNP LLP
Suite 2400 - 609 Granville Street, PO Box 10203 LCD Pacific Centre, Vancouver B.C., V7Y 1E7	1.877.688.8408 T: 604.685.8408 F: 604.685.8594
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